                                                                  Exhibit 23.2


                               SECURITY AGREEMENT

FOR VALUE RECEIVED, and to induce GENERAL VISION SERVICES, INC., a Delaware corporation with offices at 330 West 42nd Street, New York, New York 10036 (hereinafter referred to as "Secured Party"), to loan to ACTION INDUSTRIES, INC., a Pennsylvania corporation with offices at 460 Nixon Road, Cheswick, Pennsylvania 15024 (hereinafter referred to as "Debtor"), Two Million Five Hundred ($2,500,000) Dollars which loan is evidenced by a 6% note dated March 18, 1998 issued by Debtor to Secured Party (the "Note"), Debtor, hereby agrees that Secured Party shall have the rights, remedies and benefits hereinafter set forth.

                                   ARTICLE I
                                  DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

          (i) "Action Private Placement" shall mean the private financing effected by Secured Party pursuant to which it sold Private Placement Notes in the aggregate principal amount of approximately $4 million.

          (ii) "Collateral" shall mean the GVS Shares and all other assets of the Debtor, together with all products, proceeds, additions and substitutions thereto, but excluding all after acquired property, proceeds of income tax refunds, proceeds of the sales of debt or equity securities.

          (iii) "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 5 of the Note.

          (iv) "Financing Agreements" shall mean this Agreement, the Private Placement Security Agreement, all current and future related agreements, documents and instruments, as now existing and as hereafter amended, modified or supplemented, and the Note.

          (v) "GVS Shares" shall mean all of the 26,800,000 shares of Secured Party's common stock purchased by Debtor pursuant to the Purchase Agreement and all dividends thereon, including but not limited to Stock dividends, and shares resulting from stock splits thereof.

          (vi) "Note" shall mean the note dated March 18, 1998 issued by Debtor to Secured party in the principal amount of Two Million Five Hundred ($2,500,000) Dollars due March 31, 2000 and bearing interest at the rate of six percent (6%) per annum until maturity and twelve percent (12%) per annum thereafter.

          (vii) "Obligations" shall mean the Obligations as defined in the Note.


                               PAGE 1 OF 8 PAGES

SECURITY AGREEMENT BETWEEN GENERAL VISION
SERVICES, INC., AND ACTION INDUSTRIES,
INC. DATED AS OF MARCH 18, 1998.

       (viii) "Private Placement Notes" shall mean the 10% convertible promissory notes acquired by the Private Placement Purchasers.

       (ix) "Private Placement Purchasers" shall mean the purchasers of the Private Placement Notes.

       (x) "Private Placement Security Agreement" shall mean the security agreement dated as of the date hereof Debtor, Secured Party and J. Robbins Securities, LLC, as agent for the Private Placement Purchasers, pursuant to which Secured Party has pledged the GVS Shares as security for the payment of the Private Placement Notes, the form of which is appended hereto as EXHIBIT A.

       (xi) "Purchase Agreement" shall mean the stock purchase agreement, to which the form of this agreement is appended as EXHIBIT B, between Debtor and Secured Party dated as of the date hereof, pursuant to which Debtor is purchasing the GVS Shares.

All other terms defined in the preamble or the recitals hereto shall have the respective meanings ascribed to them therein. Unless the context otherwise indicates, all terms used without definition in this Agreement shall have the meanings ascribed to them in the Uniform Commercial Code of the State of New York as presently in effect, to the extent the same are used or defined therein.

                                   ARTICLE II
                                    SECURITY

As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in and a general lien upon the Collateral, subject in the case of the GVS Shares to a senior security interest granted to the Private Placement Purchasers in accordance with the terms of the Private Placement Security Agreement and in the case of the Debtor's other assets, pari passu with the Private Placement Purchasers. Debtor hereby agrees that upon the execution of this Agreement it will deliver the GVS Shares to Robbins as agent for the Secured Parties to be held in accordance with the terms hereof and the terms of the Senior Security Agreement.

                                  ARTICLE III
                          REPRESENTATIONS, WARRANTIES
                            AND COVENANTS OF DEBTOR

3.1     INCORPORATION OF COVENANTS, REPRESENTATIONS AND WARRANTIES.

All covenants of Debtor set forth in Sections 1 and 2 of the Note and all representations and warranties of Debtor set forth in Section 3 of the Note are hereby made a part hereof and incorporated by reference herein.


                               PAGE 2 OF 8 PAGES

SECURITY AGREEMENT BETWEEN GENERAL VISION
SERVICES, INC., AND ACTION INDUSTRIES,
INC. DATED AS OF MARCH 18, 1998.


3.2    FURTHER ASSURANCES; FINANCING STATEMENTS.

Upon request of Secured Party, at any time and from time to time, Debtor will, at its own cost and expense, execute and deliver to Secured Party one or more financing statements pursuant to the Uniform Commercial Code, or amendments or continuations thereof, and any other documents required by Secured Party to further evidence, effect or perfect the security interest granted herein or to otherwise effectuate the purposes of this Agreement, and, to the extent permitted by applicable law, Debtor hereby authorizes Secured Party to execute and file at any time or times one or more financing statements pursuant to the Uniform Commercial Code with respect to any or all of the Collateral, signed only by Secured Party. Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

3.3 COLLATERAL TO BE HELD FREE AND CLEAR OF LIENS AND ENCUMBRANCES; RESTRICTIONS ON SALE.

During the term of this Agreement and until the Obligations are paid in full, Debtor (i) shall not sell or otherwise transfer the GVS Shares and shall hold such shares free and clear of any liens and encumbrances except as provided in the Private Placement Security Agreement; and (ii) shall place a legend on the certificates representing the GVS Shares, acceptable to Secured Party, referencing this Agreement and the restrictions set forth in this Section 3.3, which legend shall not be removed without the written approval of Secured Party.

3.4    DISCHARGE OF LIENS.

Debtor shall immediately pay and cause the discharge of any liens, taxes or assessments which may be levied upon the Collateral; provided, however, that Debtor shall not be required to pay or discharge any lien, tax or assessment which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

3.5    ACTIONS BY SECURED PARTY.

Secured Party may, in its sole discretion and at any time, for the account and expense of Debtor, pay any amount or do any act required of Debtor hereunder or requested by Secured Party to preserve, protect, maintain or enforce the Obligations, the Collateral or security interest granted herein, and which Debtor fails to do or pay, including, without limitation, payment of any judgment against Debtor, and insurance premium, any warehouse charge and any lien, claim or encumbrance upon or with respect to the Collateral, and any such payment shall be added to the Obligations and shall be payable upon demand.

3.5    ADVERSE CHANGES.

Debtor shall promptly notify Secured Party in writing of any event which materially adversely affects the value of the Collateral.


                               PAGE 3 OF 8 PAGES

SECURITY AGREEMENT BETWEEN GENERAL VISION
SERVICES, INC., AND ACTION INDUSTRIES,
INC. DATED AS OF MARCH 18, 1998.

3.6    PRESERVATION OF CORPORATE EXISTENCE.

Debtor will at all times preserve and keep in full force and effect its corporate existence, licenses, permits, rights and franchises.

                                   ARTICLE IV
                         REMEDIES UPON EVENT OF DEFAULT

4.1    ACCELERATION OF OBLIGATIONS.

For purposes of this Article IV, upon the occurrence of an Event of Default as set forth in Section 5 of the Note, all or any portion of the Obligations shall, at the option of Secured Party and without notice, demand or legal process, become immediately due and payable.

4.2    RIGHTS UNDER UNIFORM COMMERCIAL CODE.

In addition to all of its other rights and remedies under this Agreement, the other Financing Agreements and any other agreement with Debtor, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and of any state in which the Collateral is located from time to time.

4.3    ACTION PENDING DISPOSITION.

Until Secured Party is able to effect a sale or other disposition of the Collateral, Secured Party shall have the right to use or take such action with respect to the Collateral, or any part thereof, as it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party shall have no obligation to Debtor to maintain or preserve the rights of Debtor as against third parties with respect to the Collateral while the Collateral is in the possession of Secured Party. Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of Secured Party's remedies with respect to such appointment without prior notice or hearing.

4.4    DISPOSITION OF COLLATERAL.

4.41 Right to Sell or Otherwise Dispose of Collateral. Secured Party shall have the right to sell or otherwise dispose of all or any of the Collateral except for the GVS Shares which may be disposed of only in accordance with the terms of the Private Placement Security Agreement, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Secured Party, in its sole discretion, may deem advisable. Such sales may be adjourned and continued from time to time with or without notice. To enable Secured Party to effect any such sale, assignment and/or transfer, Debtor hereby makes, constitutes and appoints Secured Party as its true and lawful attorney, in its name, place and stead, and for its account and risk, to make, execute and deliver any and all assignments or other instruments which Secured Party may deem necessary or proper to


                               PAGE 4 OF 8 PAGES

SECURITY AGREEMENT BETWEEN GENERAL VISION
SERVICES, INC., AND ACTION INDUSTRIES,
INC. DATED AS OF MARCH 18, 1998.


effectuate the authority hereby conferred by signing Debtor's name only or by signing the same as its attorney-in-fact, as may be deemed by Secured Party to be necessary or proper in connection with any sale, assignment or transfer of all or any part of the Collateral. The foregoing power of attorney is coupled with an interest and shall be a continuing one and irrevocable so long as any portion of the Obligations remains unpaid in whole or in part.

4.42. Right to Purchase Collateral. Secured Party may purchase all or any part of the Collateral at public sale or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

4.43 Application of Proceeds of Sale of Collateral. Except as otherwise provided by law, the proceeds realized from the sale of any of the Collateral shall be applied by Secured Party as follows:

       First, to the reasonable costs and expenses of every kind incurred in connection with or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Secured Party hereunder, including reasonable attorney's fees and legal expenses;

       Second, solely with respect to the proceeds from any sale of the GVS Shares, to the payment of the Private Placement Notes;

       Third, to the satisfaction of the Obligations;

       Fourth, to the payment of any other amounts required by applicable law;
and

       Fifth, to Debtor to the extent of the surplus proceeds, if any.

In the event that the proceeds realized from the sale as aforesaid are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor will be liable for the deficiency, together with interest thereon, at the rate of twelve (12%) percent per annum, and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

4.5     WAIVER OF BOND.

In connection with the foregoing remedies, Debtor hereby waives the posting of any bond which might otherwise be required.

4.6     REMEDIES CUMULATIVE.

All rights and remedies of Secured Party arising under this Agreement, the other Financing Agreements, any other agreement with Debtor or by operation of law shall be cumulative and non-exclusive, to the fullest extent permitted by law.


                               PAGE 5 OF 8 PAGES

SECURITY AGREEMENT BETWEEN GENERAL VISION
SERVICES, INC., AND ACTION INDUSTRIES,
INC. DATED AS OF MARCH 18, 1998.



                                   ARTICLE V
                            LIABILITY OF DEBTOR FOR
                  SECURED PARTY'S EXPENSES AND ATTORNEYS' FEES

Debtor will be liable to Secured Party for any and all sums, costs and expenses which Secured Party may pay or incur pursuant to the provisions of this Agreement or in defending, protecting and enforcing the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including without limitation all search, filing and recording fees, appraisal fees, taxes, levies and reasonable attorneys' and accountants' fees and legal expenses, all fees and expenses for the service and filing of papers, fees of marshals, sheriffs, custodians, auctioneers and others, travel expenses, court costs and collection charges all expenditures in connection with the repossession, holding, preparation for sale and sale of the Collateral, as well as all damages for breach of warranty, misrepresentation or breach of covenant by Debtor, and all such liabilities shall be part of the Obligations and shall be payable upon demand.

                                   ARTICLE VI
                                 MISCELLANEOUS

6.1    AMENDMENT.

This Agreement may be amended only by an instrument in writing executed by parties hereto.

6.2    ENTIRE AGREEMENT.

This Agreement, the Stock Purchase Agreement, the Financing Agreements and any exhibits, schedules, certificates or documents referred to herein and therein, constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof.

6.3    WAIVERS.

Any failure or delay by Secured Party to require strict performance by Debtor of any of the provisions, warranties, terms or conditions contained herein or in any of the other Financing Agreements shall not affect Secured Party's right to demand strict compliance therewith and performance thereof, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained herein or in any other agreement, document or instrument shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, stockholders or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Debtor, specifying such waiver.

6.4    NOTICES.


                               PAGE 6 OF 8 PAGES

SECURITY AGREEMENT BETWEEN GENERAL VISION
SERVICES, INC., AND ACTION INDUSTRIES,
INC. DATED AS OF MARCH 18, 1998.


6.41 Procedure for Notice. Any notice, demand, consent, approval, disapproval or statement (collectively, "Notices") required or permitted to be given by the terms and provisions of this Agreement, or by any law or governmental regulation, shall be in writing and, unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail, postage prepaid, as registered or certified mail or by nationally recognized overnight courier service. Any Notice to Debtor shall be addressed to such party at its address herein above set forth. Any Notice to Secured Party shall be addressed to such party at its address herein above set forth. By giving the other party at least ten (10) days' prior written notice, any party may, by Notice given as above provided, designate a different address or addresses for Notices.

6.42 When Notice Deemed Given. Any Notice shall be deemed given as of the date of delivery as indicated by affidavit in the case of personal delivery; in the case of mailing, any Notice shall be deemed given on the fifth day after mailing; in the case of delivery by nationally recognized overnight courier service, any Notice shall be deemed given on the next business day after dispatch.

6.5    SEVERABILITY.

Wherever possible, each provision of this Agreement shall be interpreted in a manner so as to be effective and valid under applicable law. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such provision and the remaining provisions of this Agreement shall remain unaffected and in full force and effect.

6.6    SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and for the benefit of the parties hereto and their respective legal representatives, successors and assigns.

6.7    GOVERNING LAW; CONSENT TO JURISDICTION; VENUE WAIVER; WAIVER OF JURY
TRIAL.

The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of New York. Debtor hereby consents to the non-exclusive jurisdiction of all courts in said State and hereby waives all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

6.8    ARTICLES AND SECTION TITLES.

The titles of articles and sections contained in this Agreement are merely for convenience and shall be without substantive meaning or content.



6.9    COUNTERPARTS.



                               PAGE 7 OF 8 PAGES

SECURITY AGREEMENT BETWEEN GENERAL VISION
SERVICES, INC., AND ACTION INDUSTRIES,
INC. DATED AS OF MARCH 18, 1998.

This Agreement may be executed in any number of counterparts, each of which shall be considered and original but all of which shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 18th day of March, 1998.

                                          ACTION INDUSTRIES, INC.
                                          a Pennsylvania corporation

                                          By: /s/ T. RONALD CASPER
                                             ----------------------------------
                                             T. Ronald Casper, President


                                          GENERAL VISION SERVICES, INC.
                                          a Delaware corporation

                                          By: /s/ WILLIAM RAPPAPORT, PRESIDENT
                                             ----------------------------------
                                             William Rappaport, President


                               PAGE 8 OF 8 PAGES

                                   EXHIBIT A
                                       TO
                               SECURITY AGREEMENT
                                     AMONG
                                SECURED PARTIES,
                            ACTION INDUSTRIES, INC.
                                      AND
                         GENERAL VISION SERVICES, INC.

                          SCHEDULE OF SECURED PARTIES



Name and Address              Number of           Principal Amount
of Secured Party              Note Secured        of Note Secured
----------------              ------------        ---------------





                               PAGE 9 OF 8 PAGES